EXHIBIT 99.1

For Immediate Release	For more information:
	Contact:	Michael Doherty
	Phone:	949-673-1907
	Email:	mdoherty@trestlecorp.com

MAURIZIO VECCHIONE AND CROSBY HAFFNER JOIN TRESTLE BOARD OF DIRECTORS

Crosby Haffner to Chair Newly-Formed Executive Committee

IRVINE, Calif., July 26, 2004 – Trestle Holdings, Inc. (OTCBB:TLHO - News), a supplier of digital imaging and telemedicine applications, announced today that Maurizio Vecchione and Crosby Haffner have joined the Company’s Board of Directors.  The Company also announced the formation of an Executive Committee of the Board of Directors, which will report directly to the Board, to oversee the Company’s strategic direction and development.  The Executive Committee is comprised of three members:  Crosby Haffner, previously interim President of the Company, who has been named Chairman of the Executive Committee; Michael Doherty, Chairman of the Board of the Company; and Maurizio Vecchione, Chief Executive Officer of the Company.

Michael Doherty, Chairman of the Board, said “I am pleased that Maurizio and Crosby have joined our Board of Directors, and that Crosby will chair our newly-formed Executive Committee.  Crosby is a talented and experienced executive whose past success in leading and developing Trestle’s business will greatly benefit the Executive Committee and Board.  The Executive Committee is well equipped to provide guidance on the strategic direction of the Company and the development needed to continue our track record of growth.”

About Trestle Holdings, Inc.

Trestle Holdings, Inc. develops and sells digital imaging and telemedicine applications to the life sciences markets. The Company’s products, MedReach™, MedMicro and MedScan™, link dispersed users with each other, information databases, and analytical tools. This improved integration drives cost savings and process efficiencies, enables improved pre-clinical and clinical phases of research and development for new drugs, and enhances patient care.

Trestle’s digital imaging products, MedMicro and MedScan, have the potential to transform the pathologist work environment by capturing digital images of tissue samples and enabling the sharing, archiving, and analysis of

— more —

these images.  MedMicro, the Company’s live microscopy product, allows multiple physicians and scientists to remotely view, navigate, and share high fidelity microscope images at sub-micron resolution over standard Internet connections in real time. MedScan, the Company’s second generation imaging product, performs high-speed whole glass slide digitization.  MedScan facilitates image analysis, data management, digital workflow and data association applications for clinical and research customers. For example, for pharmaceutical companies, MedScan enables improvements to the pre-clinical and clinical phases of research and development through better capture, management and analysis of tissue sample information.

Telemedicine enables the remote delivery of patient care using integrated health information systems and telecommunications technologies.  Trestle’s integrated telemedicine product, MedReach, allows scientists, physicians and other medical professionals around the world to service more patients. MedReach uses proprietary software and standard computer and medical hardware to facilitate remote examination, diagnosis, and treatment of patients through real time integration of voice, video, medical devices, and patient data.

This press release contains statements about expected future events that are forward-looking and subject to risks and uncertainties. For these statements, we claim the safe harbor for “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Factors that could cause actual results to differ and vary materially from expectations include, but are not limited to, our ability to expand our product offerings and any transition to new products, product quality and availability, any change in business conditions, changes in our sales strategy and product development plans, competitive pricing pressures, continued market acceptance of our products, name recognition of our products, delays in the development of new technology, intellectual property and proprietary rights may not be valid or infringe the rights of others, changes in customer buying pattern issues, one-time events and other important factors disclosed previously and from time to time in our filings with the Securities and Exchange Commission. These cautionary statements by us should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by us. We cannot always predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. In addition, readers are urged to consider statements that include the terms “believes,” “belief,” “expects,” “plans,” “objectives,” “anticipates,” “intends,” “targets,” “projections,” or the like to be uncertain and forward-looking. All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###